EXHBIT 99.1

                 AVP, INC. ANNOUNCES 2006 FIRST QUARTER RESULTS

LOS ANGELES - May 15, 2006 - AVP, Inc. (OTC:AVPI.OB) today announced first quarter 2006 consolidated results for AVP, Inc. and its wholly owned subsidiary AVP Pro Beach Volleyball Tour, Inc., a lifestyle sports entertainment company focused on professional beach volleyball events.

With the recent kickoff of our 2006 professional beach volleyball tournament season which runs April through September, we remain very enthusiastic about our outlook. We ended the first quarter with strong momentum gained through sponsorship activity with a number of world-class partners," said Leonard Armato, Chief Executive Officer of AVP.

"Since the start of the 2006 season last month, we are thrilled to have signed a three-year deal establishing Crocs, Inc. (Nasdaq: CROX) as our title sponsor and official footwear, creating the newly branded `AVP Crocs Tour' and the `Crocs Cup.' We were also pleased to announce a three-year extension of our marketing agreement with Bud Light as the official beer of our Tour, and a new three-year licensing agreement with Speedo to create a new `AVP & AVP Pro Series Apparel by Speedo' line of clothing for sale at retail and AVP events.

In addition, several new or extended marketing deals with major commercial brands include a multi-year agreement making Nautica our official apparel sponsor, a multi-year agreement with New Motion making MobileSidewalk(TM) the official mobile marketing partner and content provider for our Tour, and a return by Jose Cuervo Tequila as an official sponsor.

Going forward, we intend to capitalize on recent positive trends including a 48% increase in our fan base, increased on-site event exposure, broader media coverage and multiple new national sponsors. We anticipate a highly successful 2006 Tour with significant near term growth opportunity commensurate with the growing popularity and commercial potential of our sport," concluded Armato.

First Quarter Results

For the three months ended March 31, 2006, total revenue was $122,816, compared to $103,956 for the same period prior year. The 18% increase in the first quarter of 2006 primarily reflects higher trademark licensing revenue in connection with volleyball and volleyball sales. During the course of the entire year, the majority of AVP's revenues are derived from sponsorship and advertising contracts with national and local sponsors along with local event revenue. The Company's beach volleyball tournament season customarily begins in early April and continues through late September or early October and AVP recognizes sponsorship and advertising revenue as well as event costs during the tour, as events occur. As a result, the majority of AVP's revenues will be recognized in the second and third quarters of the year. AVP did not produce any beach volleyball events in the first quarters of 2006 or 2005 and therefore, did not recognize any sponsorship or advertising revenue or any event costs during these periods.

Total operating expenses were $1.6 million for the first quarter of 2006, compared with $4.9 million for the first quarter of 2005. The decrease was due to lower stock compensation expense. For the period ending March 31, 2005, operating expenses included a $3.5 million charge to stock compensation for non-employee warrants valued under SFAS 123. This was partially offset by higher marketing expenses associated with the expansion of AVP's marketing department and other miscellaneous marketing expenses during the first quarter of 2006.

During the first quarter of 2006, the Company recorded total other income of $12,926 compared to a total other expense of $55,202 for the same period last year. The improvement was due primarily to lower interest expense due to the elimination of short-term debt and bridge financing related to the Company's February 28, 2005 merger.

The Company's net loss narrowed to $(1.5) million for the first quarter of 2006, compared to $(4.9) million for the first quarter of 2005. Basic and diluted loss per share was $(0.12) for the first quarter, compared to $(0.95) for the corresponding period in 2005.

Mr. Armato continued, "Our strategy remains focused on increasing our sponsor revenue, building upon our local partnerships, and taking advantage of additional revenue generating opportunities such as our focus on new media. AVP has experienced strong growth over the past four seasons and we are looking forward to an even stronger 2006 season and beyond."

About AVP, Inc.

AVP, Inc. is a lifestyle sports entertainment company focused on the production, marketing and distribution of professional beach volleyball events worldwide. AVP operates the industry's most prominent volleyball tour in the United States, the AVP Crocs Tour. Featuring more than 200 of the top American men and women competitors in the sport, AVP will hold 16 AVP Crocs Tour events throughout the United States in 2006. In 2004, AVP athletes successfully represented the United States during the Olympics in Athens, Greece, winning gold and bronze medals, the first medals won by U.S. women in professional beach volleyball. For more information, please visit www.avp.com.

All above mentioned trademarks are the property of their respective owners.

                           Financial Tables to Follow

                                    AVP, INC.

                           CONSOLIDATED BALANCE SHEET

                                   (Unaudited)

                                                                                            March 31,
                                                                                               2006
                                                                                           ------------
ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                                             $    759,892
     Accounts receivable, net of
        allowance for doubtful accounts of $49,232                                              263,732
     Prepaid expenses                                                                         1,650,121
     Current portion of investment in sales-type lease                                          113,876
                                                                                           ------------
     TOTAL CURRENT ASSETS                                                                     2,787,621
                                                                                           ------------

PROPERTY AND EQUIPMENT, net                                                                     306,279
                                                                                           ------------

OTHER ASSETS
     Investment in sales-type lease                                                             387,020
     Other assets                                                                                36,633
                                                                                           ------------
     TOTAL OTHER ASSETS                                                                         423,653
                                                                                           ------------

     TOTAL ASSETS                                                                             3,517,553
                                                                                           ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Notes payable                                                                         $    183,334
     Accounts payable                                                                           296,769
     Accrued expenses                                                                         1,233,757
     Accrued interest                                                                            21,673
     Deferred revenue                                                                         2,731,915
                                                                                           ------------
     TOTAL CURRENT LIABILITIES                                                                4,467,448
                                                                                           ------------

OTHER LIABILITIES
     Long-term deferred revenue                                                                 131,250
                                                                                           ------------

     TOTAL LIABILITIES                                                                        4,598,698
                                                                                           ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY

     Preferred stock, 2,000,000 shares authorized:

     Series A convertible preferred stock, $.001 par value, 1,000,000 shares authorized,             --
     no shares issued and outstanding

     Series B convertible preferred stock, $.001 par value, 250,000 shares authorized,               74
     74,708 shares issued and outstanding

     Common stock, $.001 par value, 80,000,000 shares authorized,                                12,819
     12,817,919 shares issued and outstanding

     Additional paid-in capital                                                              33,194,342

     Accumulated deficit                                                                    (34,288,380)
                                                                                           ------------

     TOTAL STOCKHOLDERS' DEFICIENCY                                                          (1,081,145)
                                                                                           ------------

     TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                           3,517,553
                                                                                           ============

                                    AVP, Inc.
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                 Three Months Ended March 31,
                                                -------------------------------
                                                    2006               2005
                                                ------------       ------------

REVENUE
     Sponsorships                               $         --       $         --
     Other                                           122,816            103,956
                                                ------------       ------------
     TOTAL REVENUE                                   122,816            103,956

EVENT COSTS                                               --                 --
                                                ------------       ------------
     Gross Profit                                    122,816            103,956
                                                ------------       ------------

OPERATING EXPENSES
     Marketing                                       555,950            411,600
     Administrative (includes stock-based
        compensation of $10,726 for 2006
        and $3,498,022 for 2005)                   1,068,338          4,518,384
                                                ------------       ------------
     TOTAL OPERATING EXPENSES                      1,624,288          4,929,984
                                                ------------       ------------

     OPERATING LOSS                               (1,501,472)        (4,826,028)
                                                ------------       ------------

OTHER INCOME (EXPENSE)
     Interest expense                                 (8,213)           (70,558)
     Interest income                                  21,139             15,356
                                                ------------       ------------
     TOTAL OTHER INCOME (EXPENSE)                     12,926            (55,202)
                                                ------------       ------------

     LOSS BEFORE INCOME TAXES                     (1,488,546)        (4,881,230)

INCOME TAXES                                              --                 --
                                                ------------       ------------

     NET LOSS                                   $ (1,488,546)      $ (4,881,230)
                                                ============       ============

Basic and diluted loss per share                $      (0.12)      $      (0.95)
                                                ============       ============

Weighted average common shares
     outstanding                                  12,468,848          5,135,713
                                                ============       ============

                                    AVP, Inc.
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                    Three Months Ended March 31,
                                                                    --------------------------
                                                                        2006           2005
                                                                    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                       $(1,488,546)   $(4,881,230)
     Adjustments to reconcile net loss to net cash
         flows from operating activities:
         Depreciation and amortization of property and equipment         36,545         22,101
         Interest income on investment in sales-type lease              (12,843)       (15,356)
         Amortization of deferred commissions                                --         63,335
         Gain on property and equipment                                  (9,864)            --
         Other amortization                                               2,011          2,011
         Compensation from issuance of stock options and warrants        10,726      3,498,022
     Decrease (increase) in operating assets:
         Accounts receivable                                            202,903       (453,706)
         Prepaid expenses                                              (492,067)      (527,476)
         Other assets                                                        (3)        (4,500)
     Increase (decrease) in operating liabilities:
         Accounts payable                                              (414,534)       164,381
         Accrued expenses                                              (341,742)       208,347
         Accrued interest                                              (104,316)       (56,127)
         Deferred revenue                                             2,597,165      2,969,847
                                                                    -----------    -----------

         NET CASH FLOWS FROM
             OPERATING ACTIVITIES                                       (14,565)       989,649
                                                                    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Investment in property and equipment                               (64,216)      (137,384)
     Investment in sales-type lease                                      92,400         39,600
     Proceeds from disposal of property and equipment                    19,665             --
                                                                    -----------    -----------

         NET CASH FLOWS FROM
             INVESTING ACTIVITIES                                        47,849        (97,784)
                                                                    -----------    -----------

                                    AVP, Inc.
                Consolidated Statements of Cash Flows (Continued)
                                   (Unaudited)


                                                                Three Months Ended March 31,
                                                                 --------------------------
                                                                   2006           2005
                                                                 --------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from sale of capital stock                         $        --    $ 5,000,061
     Offering costs                                                       --       (753,038)
     Debt repayments                                                (416,737)      (950,000)
                                                                 -----------    -----------

         NET CASH FLOWS FROM
             FINANCING ACTIVITIES                                   (416,737)     3,297,023
                                                                 -----------    -----------

         NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS       (383,453)     4,188,888

         CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD            1,143,345        631,933
                                                                 -----------    -----------

         CASH AND CASH EQUIVALENTS, END OF PERIOD                $   759,892    $ 4,820,821
                                                                 ===========    ===========

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
     Cash paid during the period for:
     Interest                                                    $   110,447    $        --
                                                                 -----------    -----------
     Income taxes                                                         --             --
                                                                 -----------    -----------

SUPPLEMENTAL DISCLOSURE OF NON-CASH
 INVESTING AND FINANCING INFORMATION

     Net liabilities assumed in merger
         Cash                                                    $        --    $     4,217
         Accounts payable                                                 --       (261,857)
         Accrued expenses                                                 --       (173,934)
                                                                 -----------    -----------
                                                                 $        --    $  (431,574)
                                                                 -----------    -----------

     Conversion of Association redeemable preferred stock into
         common stock                                            $        --    $ 3,657,600
                                                                 -----------    -----------

     Conversion of 10% convertible notes payable in
         common stock                                            $        --    $ 2,290,348
                                                                 -----------    -----------

     Payment of accrued registration penalty in common stock     $       935    $        --
                                                                 -----------    -----------

     Issuance of common stock to non-employees for services      $ 1,000,000    $        --
                                                                 -----------    -----------